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                                                                   EXHIBIT 23.01

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" in Amendment No. 4 to the Registration Statement (Form S-3 No. 333-34640) and related Prospectus of Questar Market Resources, Inc. for the registration of $150,000,000 of notes and to the incorporation by reference therein of our report dated February 7, 2000, with respect to the consolidated financial statements of Questar Market Resources, Inc. for the year ended December 31, 1999 included in its Amendment No. 4 to Report on Form 10/A, dated January 29, 2001, filed with the Securities and Exchange Commission.


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
                                                      /s/ ERNST & YOUNG LLP
                                                      ------------------------------------------------
                                                      Ernst & Young LLP
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Salt Lake City, Utah
January 29, 2001